UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2004

Hawaiian Electric Industries, Inc.

Hawaiian Electric Company, Inc.

(Exact name of registrant as specified in its charter)

State of Hawaii	1-8503 1-4955	99-0208097 99-0040500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Richards Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The news release dated October 25, 2004 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Items 8.01 Other Events.

On October 25, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS THIRD QUARTER 2004 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income from continuing operations for the three months ended September 30, 2004, of $40.8 million, or 51 cents per share, compared with $30.5 million, or 41 cents per share, in the same quarter of 2003. For the nine months ended September 30, 2004, income from continuing operations was $82.9 million or $1.05 per share, compared with $80.6 million or 1.08 cents per share in the same period last year. Income from continuing operations for the nine months ended September 30, 2004, includes a cumulative $24 million charge recognized in June 2004 for bank franchise taxes and interest through March 31, 2004, related to the previously reported unfavorable tax court ruling involving the bank’s REIT subsidiary. Excluding the charge, income from continuing operations for the nine months ended September 30, 2004, would have been $106.9 million or $1.35 per share.

“Net income from continuing operations was up 34% in the third quarter compared with the same quarter of 2003,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “The Hawaii economy is doing well—visitor arrivals are approaching record levels, real estate sales and construction activity are at high levels and the military is making long-term infrastructure investments in Hawaii,” Clarke added. “The strengthening of our economy is showing up in our results.”

Hawaiian Electric Company’s net income for the third quarter was $26.2 million compared with $20.4 million for the same quarter last year. Electric utility net income for the nine months ended September 30, 2004, was $67.9 million compared with $56.6 million for the same period of 2003.

Kilowatthour sales were higher by 3.6% quarter-over-quarter. “Although there was no relative difference in cooling degree days quarter-over-quarter, increased humidity during the quarter compared with the same quarter of 2003 caused residential customers to substantially increase their usage,” said Clarke. Commercial sales were also up by 2.8% quarter-over-quarter.

Further contributing to the increase in electric utility net income were a $1.9 million decrease in retirement benefits expense compared with the third quarter of 2003 and a $1.3 million reduction in interest expenses and preferred securities distributions of trust subsidiaries primarily related to the refinancing of higher-costing securities in the first half of 2004. Partially offsetting these cost reductions were higher operating costs.

Bank net income in the third quarter was $15.4 million compared to net income of $15.3 million in the same quarter last year. Bank net income for the nine months ended September 30, 2004, was $24.4 million compared with $42.3 million in the same period last year. Bank results for the nine months ended September 30, 2004, include a cumulative $24 million charge recognized in June 2004 related to an unfavorable tax court ruling involving the bank’s REIT subsidiary. Excluding the $24 million charge, bank net income for the nine months ended September 30, 2004, would have been $48.3 million.

“Bank earnings continue to benefit from strong asset quality,” said Clarke. “Delinquent and nonaccrual loans and charge-offs remain well below historical norms due to considerable strength in Hawaii’s residential real estate market and business conditions resulting in extremely low state unemployment of 2.9% and continued job growth.” These factors resulted in the bank requiring $3.8 million less in its allowance for loan losses in the third quarter.

Net interest income increased $2.5 million quarter-over-quarter. The interest rate spread increased to 3.09% for the third quarter compared with 3.01% for the third quarter of 2003. The increases in net interest income quarter-over-quarter were primarily due to higher average earning assets funded by strong core deposit growth. Although net interest income was up quarter-over-quarter, a continued flattening of the yield curve will continue to pressure the bank’s interest rate spread and net interest income.

Other income was lower quarter-over-quarter due to a $1.9 million reversal of an allowance for mortgage servicing rights and a gain on sale of securities of $1.7 million occurring in the third quarter of 2003.

The holding and other companies’ net expenses from continuing operations were $0.8 million in the third quarter of 2004 versus $5.1 million in same quarter of 2003. The holding and other companies’ net expenses from continuing operations for the nine months ended September 30, 2004, were $9.4 million compared with $18.2 million for the same period of 2003. In the third quarter, the holding company realized a $5.6 million gain on the sale of all of the remaining CDO investments it had acquired from the bank in 2001. In addition, the holding and other companies’ results from continuing operations are benefiting from the redemption of $100 million of 8.36% trust preferred securities in April 2004.

Net income for the three months ended September 30, 2004, was $42.7 million or 53 cents per share, due to $1.9 million of net gain from discontinued operations recognized during the quarter.

HEI and its subsidiaries are a critical part of Hawaii’s economy. HEI supplies power to over 400,000 customers or 93% of the Hawaii electric public utility market through its electric utilities, Hawaiian Electric Company, Maui Electric Company and Hawaii Electric Light Company, and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page v of HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
(in thousands, except per share amounts)	2004	2003	2004	2003	2004	2003
Revenues
Electric utility	$410,077	$359,250	$1,127,295	$1,042,691	$1,481,289	$1,380,224
Bank	90,296	93,770	269,536	281,575	359,281	380,197
Other	6,386	683	8,836	2,829	19,318	2,377

	506,759	453,703	1,405,667	1,327,095	1,859,888	1,762,798

Expenses
Electric utility	357,364	312,614	984,528	912,495	1,292,153	1,205,218
Bank	63,765	68,654	193,886	211,672	260,779	288,517
Other	3,944	4,200	10,784	14,152	15,696	20,822

	425,073	385,468	1,189,198	1,138,319	1,568,628	1,514,557

Operating income (loss)
Electric utility	52,713	46,636	142,767	130,196	189,136	175,006
Bank	26,531	25,116	75,650	69,903	98,502	91,680
Other	2,442	(3,517)	(1,948)	(11,323)	3,622	(18,445)

	81,686	68,235	216,469	188,776	291,260	248,241

Interest expense–other than bank	(18,376)	(17,315)	(58,929)	(53,174)	(75,047)	(70,848)
Allowance for borrowed funds used during construction	859	496	2,236	1,385	2,765	1,848
Preferred stock dividends of subsidiaries	(475)	(501)	(1,425)	(1,504)	(1,927)	(2,006)
Preferred securities distributions of trust subsidiaries	—	(4,008)	—	(12,026)	(4,009)	(16,035)
Allowance for equity funds used during construction	1,934	1,098	5,056	3,075	6,248	4,052

Income from continuing operations before income taxes	65,628	48,005	163,407	126,532	219,290	165,252
Income taxes	24,869	17,483	80,478	45,923	98,922	58,268

Income from continuing operations	40,759	30,522	82,929	80,609	120,368	106,984
Income (loss) from discontinued operations, net of income taxes	1,913	—	1,913	(3,870)	1,913	(3,870)

Net income	$42,672	$30,522	$84,842	$76,739	$122,281	$103,114

Per common share
Basic earnings (loss)
- Continuing operations	$0.51	$0.41	$1.05	$1.08	$1.54	$1.44
- Discontinued operations	0.02	—	0.02	(0.05)	0.02	(0.05)

	$0.53	$0.41	$1.07	$1.03	$1.56	$1.39

Diluted earnings (loss)
- Continuing operations	$0.51	$0.41	$1.05	$1.08	$1.54	$1.43
- Discontinued operations	0.02	—	0.02	(0.05)	0.02	(0.05)

	$0.53	$0.41	$1.07	$1.03	$1.56	$1.38

Dividends	$0.31	$0.31	$0.93	$0.93	$1.24	$1.24

Weighted-average number of common shares outstanding	80,509	75,032	79,204	74,410	78,283	74,134

Adjusted weighted-average shares	80,828	75,352	79,449	74,728	78,480	74,464

Income (loss) from continuing operations by segment
Electric utility	$26,175	$20,360	$67,933	$56,572	$90,272	$76,958
Bank	15,378	15,275	24,356	42,277	38,340	55,687
Other	(794)	(5,113)	(9,360)	(18,240)	(8,244)	(25,661)

Income from continuing operations	$40,759	$30,522	$82,929	$80,609	$120,368	$106,984

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year. In April 2004, the HEI Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend with a distribution date of June 10, 2004. All share and per share information above reflects the stock split.

In the first quarter of 2004, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II. The Company did not elect to restate previously issued financial statements. Due to the deconsolidation, for the nine months ended September 30, 2004, the Company’s consolidated statement of income reflected equity in earnings of Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II of $0.6 million, interest expense from borrowings related to these entities of $5.4 million, and no preferred securities distributions of trust subsidiaries. The trust preferred securities of Hawaiian Electric Industries Capital Trust I and HECO Capital Trusts I and II were redeemed in April 2004. In March 2004, HECO Capital Trust III issued $50 million of trust preferred securities, which were never consolidated.

In 1998, ASB formed a subsidiary, which elects to be taxed as a real estate investment trust (REIT). The State of Hawaii Department of Taxation (DOT) challenged ASB’s position on the dividends received deduction and issued notices of tax assessment. In 2002, ASB filed an appeal with the State Board of Review, First Taxation District, which issued its decision in favor of the DOT in 2003. ASB filed a notice of appeal with the Hawaii Tax Appeal Court. In May 2004, the DOT and ASB each filed a motion for summary judgment, and in June 2004, the Hawaii Tax Appeal Court ruled in favor of the DOT and against ASB for tax assessed years 1999 through 2001. ASB continues to believe that its tax position is proper and has appealed the decision. However, as a result of the Court’s decision, ASB recorded a charge to net income (i.e., net of federal tax benefits) in the second quarter of 2004 of approximately $24 million for the potential cumulative bank franchise tax liability ($21 million) and interest ($3 million) since the REIT was formed through March 31, 2004.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2004	2003	2004	2003
Operating revenues	$408,766	$358,435	$1,124,103	$1,039,781

Operating expenses
Fuel oil	128,584	101,296	340,166	294,303
Purchased power	105,985	92,543	292,491	273,161
Other operation	39,151	37,760	110,297	114,604
Maintenance	17,219	18,025	50,125	47,783
Depreciation	28,586	27,625	86,074	82,870
Taxes, other than income taxes	37,588	33,636	104,670	97,523
Income taxes	16,788	13,974	43,454	36,865

	373,901	324,859	1,027,277	947,109

Operating income	34,865	33,576	96,826	92,672

Other income
Allowance for equity funds used during construction	1,934	1,098	5,056	3,075
Other, net	1,157	(889)	2,886	747

	3,091	209	7,942	3,822

Income before interest and other charges	37,956	33,785	104,768	96,494

Interest and other charges
Interest on long-term debt	10,821	9,973	31,716	30,733
Amortization of net bond premium and expense	578	579	1,724	1,620
Preferred securities distributions of trust subsidiaries	—	1,918	—	5,756
Other interest charges	743	953	4,135	1,702
Allowance for borrowed funds used during construction	(859)	(496)	(2,236)	(1,385)
Preferred stock dividends of subsidiaries	228	228	686	686

	11,511	13,155	36,025	39,112

Income before preferred stock dividends of HECO	26,445	20,630	68,743	57,382
Preferred stock dividends of HECO	270	270	810	810

Net income for common stock	$26,175	$20,360	$67,933	$56,572

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,675	2,583	7,516	7,269
Cooling degree days (Oahu)	1,651	1,639	3,883	3,750
Average fuel cost per barrel	$42.72	$35.62	$40.38	$36.75

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In the first quarter of 2004, HECO and its subsidiaries adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated HECO Capital Trust I and HECO Capital Trust II. HECO and its subsidiaries did not elect to restate previously issued financial statements. Due to the deconsolidation, for the nine months ended September 30, 2004, HECO’s consolidated statement of income reflected equity in earnings of HECO Capital Trust I and HECO Capital Trust II of $0.1 million, interest expense from borrowings related to these trusts of $2.4 million, and no preferred securities distributions of trust subsidiaries. The trust preferred securities of HECO Capital Trusts I and II were redeemed in April 2004. In March 2004, HECO Capital Trust III issued $50 million of trust preferred securities, which were never consolidated.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2004	2003	2004	2003
Interest and dividend income
Interest and fees on loans	$45,504	$49,657	$137,745	$150,555
Interest on mortgage-related securities	29,608	24,876	84,244	80,176
Interest and dividends on investment securities	1,619	1,428	5,032	4,736

	76,731	75,961	227,021	235,467

Interest expense
Interest on deposit liabilities	11,660	13,099	35,334	41,182
Interest on Federal Home Loan Bank advances	11,143	11,449	31,987	37,067
Interest on securities sold under repurchase agreements	5,345	5,287	15,822	16,059

	28,148	29,835	83,143	94,308

Net interest income	48,583	46,126	143,878	141,159
Provision for loan losses	(3,800)	600	(8,400)	2,775

Net interest income after provision for loan losses	52,383	45,526	152,278	138,384

Other income
Fees from other financial services	5,980	6,015	17,722	17,964
Fee income on deposit liabilities	4,619	4,423	13,276	12,257
Fee income on other financial products	2,328	2,426	7,950	7,660
Fee income on loans serviced for others, net	(207)	1,952	370	508
Gain (loss) on sale of securities	(86)	1,719	(70)	4,085
Other income	931	1,274	3,267	3,634

	13,565	17,809	42,515	46,108

General and administrative expenses
Compensation and employee benefits	16,044	16,917	47,503	49,711
Occupancy	4,201	4,256	12,730	12,172
Equipment	3,319	3,763	10,364	10,515
Data processing	2,949	2,549	8,549	7,956
Consulting and other services	3,292	2,732	9,013	10,114
Interest on income taxes	461	—	5,785	195
Other	9,151	8,002	25,199	23,926

	39,417	38,219	119,143	114,589

Income before minority interests and income taxes	26,531	25,116	75,650	69,903
Minority interests	24	48	73	114
Income taxes	9,776	8,440	47,163	23,454

Income before preferred stock dividends	16,731	16,628	28,414	46,335
Preferred stock dividends	1,353	1,353	4,058	4,058

Net income for common stock	$15,378	$15,275	$24,356	$42,277

Interest rate spread (%)	3.09	3.01	3.07	3.06

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In 1998, ASB formed a subsidiary, which elects to be taxed as a real estate investment trust (REIT). The State of Hawaii Department of Taxation (DOT) challenged ASB’s position on the dividends received deduction and issued notices of tax assessment. In 2002, ASB filed an appeal with the State Board of Review, First Taxation District, which issued its decision in favor of the DOT in 2003. ASB filed a notice of appeal with the Hawaii Tax Appeal Court. In May 2004, the DOT and ASB each filed a motion for summary judgment, and in June 2004, the Hawaii Tax Appeal Court ruled in favor of the DOT and against ASB for tax assessed years 1999 through 2001. ASB continues to believe that its tax position is proper and has appealed the decision. However, as a result of the Court’s decision, ASB recorded a charge to net income (i.e., net of federal tax benefits) in the second quarter of 2004 of approximately $24 million for the potential cumulative bank franchise tax liability ($21 million) and interest ($3 million) since the REIT was formed through March 31, 2004.

#

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Curtis Y. Harada	/s/ Tayne S. Y. Sekimura
Curtis Y. Harada	Tayne S. Y. Sekimura
Controller	Financial Vice President
(Chief Accounting Officer of HEI)	(Principal Financial Officer of HECO)
Date: October 25, 2004	Date: October 25, 2004